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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our reports on our audits of the financial statements of 3-D Geophysical, Inc., Northern Geophysical of America, Inc. (Land-Based Seismic Data Operations) and Paragon Geophysical, Inc. dated May 1, 1996, December 19, 1995 and December 6, 1995, respectively. We also consent to the reference to our firm under the caption "Experts".

                                            COOPERS & LYBRAND L.L.P.

Denver, Colorado

December 11, 1996